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                                                                    EXHIBIT 10.5


                             HOVDE FINANCIAL, INC.
                    INVESTMENT BANKERS & FINANCIAL ADVISORS

                                 June 5, 1996

Board of Directors
Cupertino National Bancorp
20230 Stevens Creek Boulevard
Cupertino, CA 95014

Gentlemen:

     This letter confirms an agreement under which Hovde Financial, Inc. ("Hovde") shall serve as a financial advisor to Cupertino National Bancorp (the "Company") in connection with the merger of the Company with Mid-Peninsula Bancorp or a subsidiary thereof ("Mid-Pen"). This confirmation is made pursuant to the following terms and conditions:

     1.   Financial Advisory Services.  As the Company's financial advisor,
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Hovde shall conduct as in-depth review of the contemplated Transaction (as defined below) with Mid-Pen and advise the Board of Directors of the Company regarding post-merger cost savings opportunities and revenue enhancements which can be effected in connection with the contemplated Transaction with Mid-Pen. Hovde will consult with and advise the Board concerning the content and presentation of various materials to the shareholders of the Company, including Mid-Pen's Registration Statement on Form S-4, relating to the Transaction. The Company agrees that it will make available to Hovde all relevant information, whether or not publicly available, which Hovde requests, and will make the Company's management personnel reasonable available to Hovde to discuss the operations and prospects of the Company. Hovde will treat all non-public information as confidential. The Company acknowledges that Hovde will rely upon the accuracy and completeness of all information received from the Company, its officers, directors, accountants and legal counsel.

     2.   Fees.  Throughout the term of Hovde's engagement by the Company
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hereunder, the Company agrees to pay Hovde, as compensation for all services to be performed by Hovde hereunder, the following:

          (a) Concurrently with the execution hereof, the Company shall pay Hovde the sum of $30,000 as a non-refundable retainer (to be applied to any "Completion Fee"" due to Hovde as provided below).

          (b) Upon execution of a definitive agreement under which the Company is to merge with Mid-Pen (the "Definitive Agreement"), the Company shall pay Hovde a non-refundable fee (the "Definitive Agreement Fee") equal to twenty five percent (25%) of the Completion Fee ( as defined in the following paragraph). The Definitive Agreement will be deemed to be executed upon the execution or delivery, as the case may be, of all schedules and ancillary agreements called for in the Definitive Agreement and the satisfaction or waiver thereof of the conditions related thereto within 20 days from the date of the Definitive Agreement. The Definitive Agreement Fee will be applied to any Completion Fee due to Hovde as provided below.

                     [LETTERHEAD OF HOVDE FINANCIAL, INC.]
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Cupertino National Bancorp
June 5, 1996
Page Two

          (c) In the event that a Transaction is consummated, the Company agrees to pay Hovde a fee (the "Completion Fee") equal to $125,000. The Completion Fee shall be due and payable upon consummation of the Transaction.

     For purposes of this letter agreement, "Transaction" is defined as (i) a merger, consolidation or reorganization, tax-free or otherwise, involving the Company and Mid-Pen, (ii) any transaction resulting in the direct or indirect transfer to Mid-Pen, an affiliate thereof, or a newly-formed entity of all or substantially all of the assets of and/or securities issued by the Company or an affiliate thereof, or (iii) any transaction resulting in the direct or indirect transfer to the Company, an affiliate thereof, or a newly-formed entity of all or substantially all of the assets of and/or securities issued by Mid-Pen or an affiliate thereof.

     3.   Expenses.  In addition to any fees that may be payable to Hovde
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hereunder, the Company hereby agrees from time to time upon Hovde's written request, to reimburse Hovde for all reasonable travel, legal and other out-of-pocket expenses incurred in performing the services hereunder; provided, however, that such expenses shall not exceed $5,000 in the aggregate without the Company's prior written consent. Such expenses shall be reimbursed to Hovde within 30 days of the Company's receipt of a written request therefore.

     4.   Indemnification and Contribution.  The Company agrees to indemnify
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Hovde (including its affiliated entities and its officers, directors, agents, employees and controlling persons) to the full extent provided by law against any claims, losses and expenses as incurred (including expenses of investigation and preparation and reasonable fees and disbursements of Hovde's and such persons' counsel) arising our of any Transaction or Hovde's engagement hereunder. However, such indemnification and contribution shall not apply to any claim, loss or expense which arises from Hovde's negligence or willful misconduct in performing its services hereunder. If such indemnification were for any reason not to be available with respect to any matter (other than by reason of the provision in the immediately preceding sentence), the Company and Hovde agree to contribute to the settlement, loss, liability or expense for which indemnification or reimbursement is not available in such proportion so as to reflect the relative benefits to the Company, on the one hand, and to Hovde, on the other hand, the relevant fault of each of the Company and Hovde, and any other relevant equitable considerations. It is agreed that the appropriate measure of the relative benefits shall be determined on the basis of the proportion that Hovde's fees payable hereunder bears to the Purchase Price payable, in each case, in the actual or a proposed Transaction.

     Both Hovde and the Company agree that any suit or other action necessary to enforce the obligations of this letter agreement shall be instituted in the courts of the State of California, and that the substantially non-prevailing party, its successors or assigns shall pay to the substantially prevailing party, its successors or assigns, any counsel or attorneys' fees incurred as a result of the institution of such suit or action. The indemnity and contribution provided herein shall remain operative and in full force and effect regardless of any termination or expiration of this letter agreement or Hovde's engagement hereunder or the completion of any Transaction.
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Cupertino National Bancorp
June 5, 1996
Page Three

     5. Term of Agreement. This letter agreement shall commence upon the
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Company's execution hereof and will remain in effect for six (6) full calendar months, and thereafter shall be automatically extended monthly until terminated by either party, unless earlier terminated upon 30 days' written notice from one party to the other party. Should a Transaction involving the Company and Mid-Pen occur within 18 months from the termination date of this letter agreement, the Company shall pay Hovde the fees set forth in Section 2. Moreover, the termination of this letter agreement will not relieve the Company of its obligation to reimburse Hovde for its expenses as set forth in Section 3. In the event Hovde must file a lawsuit to collect any outstanding fees, out-of-pocket expenses, or other expenses due from the Company, the Company agrees to pay all reasonable costs and attorneys' fees for such action. Any and all fees, out-of-pocket expenses or other expenses due from the Company to Hovde hereunder shall be paid within 30 days after the Company's receipt of an invoice regarding same; in the event such payments are not made within such 30-day period, all overdue amounts outstanding shall accrue interest thereon at a rate of one and one-half percent (1 1/2%) per month.

     6.   Entire Agreement.  This letter agreement contains the entire agreement
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between the parties hereto with respect to the subject matter hereof, and all prior negotiations, agreements and understandings are merged herein. This letter agreement may not be modified or rescinded except pursuant to a written instrument signed by the party against whom enforcement is sought.

     7.   Severability.  If any provisions of this letter agreement shall be
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determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this letter agreement, other than those provisions which have been so determined invalid or unenforceable to any such extent, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     8.   Governing Law.  The laws of the State of California shall govern the
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validity, performance and enforcement of this letter agreement.
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Cupertino National Bancorp
June 5, 1996
Page Four

     If the foregoing correctly sets forth our mutual understanding, please indicate the Company's acceptance hereof by signing and returning the original copy of this letter agreement, together with a check in the amount of $30,000 payable to Hovde Financial, Inc. to the undersigned.


                                    Sincerely,

                                    HOVDE FINANCIAL, INC.



                                    By:  /s/ Eugene S. Weil
                                        -----------------------------
                                         Eugene S. Weil
                                         Vice President



Accepted and Agreed to this 6th day of
June, 1996

CUPERTINO NATIONAL BANCORP



By:  /s/ John Gatto
    ----------------------
     John Gatto
     Chairman